UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 22, 2016

Dolphin Digital Media, Inc.
(Exact Name of Registrant as Specified in its Charter)

Florida	0-50621	86-0787790
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2151 Le Jeune Road, Suite 150-Mezzanine Coral Gables, FL	33134
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 774-0407

Registrant’s facsimile number, including area code: (954) 774-0405

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On June 22, 2016, Dolphin Digital Media, Inc. (the “Company”) entered into a subscription agreement (the “Agreement”) with a certain private investor (the “Investor”) whereby the Company issued and sold to the Investor in a private placement (the “Placement”) an aggregate of 50,000 shares (the “Subscribed Shares”) of the Company’s common stock, par value $0.015 per share (the “Shares”) at a purchase price of $5.00 (the “Purchase Price”) per Share.  The Placement provided $250,000 of gross proceeds to the Company.

Item 3.02   Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company issued the Shares in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor represented to the Company that such Investor was an “accredited investor” as defined in Rule 501 (a) under the Securities Act and that such Investor’s Shares were being acquired for investment purposes. The Shares have not been registered under the Securities Act and are “restricted securities” as that term is defined by Rule 144 promulgated under the Securities Act (“Rule 144”).

(d)	Exhibits

Exhibit No.	Description
10.13	Form of Subscription Agreement dated June 22, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLPHIN DIGITAL MEDIA, INC.

By:	/s/ Mirta A. Negrini
Mirta A. Negrini
Chief Financial and Operating Officer

Date: June 28, 2016